SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 2, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609	PG&E Corporation	California	94-3234914
333-66032	PG&E National Energy Group, Inc.	Delaware	94-3316236

PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105	PG&E National Energy Group, Inc. 7600 Wisconsin Avenue Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

PG&E Corporation (415) 267-7000		PG&E National Energy Group, Inc. (301) 280-6800

(Registrant's telephone number, including area code)

________________________________________________________________________________

Item 5. Other Events

Extension of GenHoldings Transfer Date

As of June 30, 2003, lenders to certain subsidiaries of PG&E Corporation’s subsidiary, PG&E National Energy Group, Inc. (PG&E NEG) for the Athens, Covert, Harquahala and Millennium generating projects agreed to extend the date by which each of the projects was required to be transferred to the lenders or their designees from June 30, 2003 to August 29, 2003. The Administrative Agent for the lenders has the discretion to extend this date to September 30, 2003.

As previously disclosed, the existing loan agreements provided, among other things, that an event of default would occur under the agreements if PG&E NEG and certain of its subsidiaries did not transfer the right, title and interest in, to and under the Athens, Covert, Harquahala and Millennium projects to their lenders or the lenders’ designees on or before June 30, 2003.

Additionally, in consideration of the lenders’ waiver of various defaults and additional funding of the projects, PG&E NEG previously had agreed to cooperate, and to cause its subsidiaries to cooperate, with any reasonable proposal regarding disposition of the ownership interests in and/or assets of the projects, on terms and conditions satisfactory to the lenders in their sole discretion.

The failure to transfer the projects by August 29, 2003 would trigger lender remedies, including the right to foreclose on the projects. Also, as previously disclosed, PG&E NEG has guaranteed the obligation of its subsidiary, GenHoldings I, LLC (GenHoldings) to make equity contributions to these projects in the approximate amount of $355 million.  The requirement to pay this amount will remain an obligation of PG&E NEG that would survive the transfer of the projects.  Neither PG&E NEG nor GenHoldings currently expects to have sufficient funds to make this payment.

Settlement of DTE/Georgetown Tolling Dispute

On June 26, 2003, PG&E Gas Transmission, Northwest Corporation (PG&E GTN), PG&E Energy Trading - Power, LP (PGET), and DTE Georgetown, LLC (DTE) entered into a Termination Agreement which terminated a Tolling Agreement between DTE and PGET dated May 23, 2000.   In consideration for a payment of approximately $30 million by PGET, the Termination Agreement releases and discharges PGET from any and all obligations under the Tolling Agreement and PG&E GTN from any and all obligations under its guarantee of PGET’s obligations, subject to restoration of PG&E GTN’s guarantee obligation in the limited event that DTE may be required to disgorge amounts received from PGET. Under the Tolling Agreement, PGET would have had to make capacity payments totaling approximately $64 million over the next seven years.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit 99 – Termination Agreement, dated as of June 24, 2003, by and between PG&E Energy Trading-Power, L.P., PG&E Gas Transmission, Northwest Corporation, and DTE Georgetown, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By: /s/ CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PG&E NATIONAL ENERGY GROUP, INC.

By: /s/ THOMAS E. LEGRO

THOMAS E. LEGRO Vice President, Controller and Chief Accounting Officer

Date: July 2, 2003